SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 1, 2003

Date of Earliest Event Reported: March 27, 2003

MILLENNIUM CHEMICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12091	22-3436215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Half Mile Road Red Bank, New Jersey 07701
(Address of principal executive offices)

Registrant's telephone number, including area code: (732) 933-5000

Item 5.	Other Events and Regulation FD Disclosure.

On March 27, 2003 Millennium Chemicals Inc. (“Millennium”) announced that its joint venture Equistar Chemicals, LP (“Equistar”) is entering into a 15-year propylene supply arrangement with Sunoco, Inc. (“Sunoco”) and is selling its Bayport polypropylene manufacturing unit in Pasadena, Texas to Sunoco. Millennium’s March 27, 2003 press release regarding these transactions was attached as Exhibit 99.1 to Millennium’s Current Report on Form 8-K dated March 27, 2003.

These transactions were effective as of March 31, 2003. The total consideration to Equistar for the supply arrangements and asset sale is approximately $190 million, plus the value of the Bayport polypropylene inventory. The net proceeds received by Equistar have initially been used to repay all $104 million of borrowings then-outstanding under Equistar’s revolving credit facility.

As a result of the transactions, the commitment under Equistar's revolving credit facility has been reduced by $96 million, to $354 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated: March 31, 2003

MILLENNIUM CHEMICALS INC.
By: /C. William Carmean/
C. William Carmean
Senior Vice President, General Counsel & Secretary